                                                                    EXHIBIT 99.4

                         PRO FORMA FINANCIAL STATEMENTS


     The following unaudited pro forma combined condensed financial statements give effect to the Tender Offer and the Merger, using the purchase method of accounting for the Company's acquisition of Savannah Foods, after giving effect to the pro forma reclassifications and adjustments described in the accompanying notes. These unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company and of Savannah Foods.

     The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to: the Tender Offer; the Merger; the funding of the Credit Facility and the Notes (collectively the "Debt Financing"), the purchase of $5 million of Imperial Common Stock by H. Kempner Trust Association (the "H. Kempner Trust Financing"); and the successful tender offer for $75.4 million principal amount of the Company's 8 3/8% Senior Notes due 1999 (the "Debt Tender Offer"), as if each had occurred on September 30, 1997. The Unaudited Pro Forma Combined Condensed Statements of Earnings for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996 give effect to the Tender Offer, the Debt Tender Offer, the Debt Financing, the H. Kempner Trust Financing and the Merger as if each had occurred at the beginning of the earliest period presented. Savannah Foods' results of operations, which are reported on a fiscal year ending on the Sunday closest to September 30, have been adjusted to a March 31 year end. The estimates of the fair value of Savannah Foods' assets and liabilities are based on valuations which are preliminary. Such valuations will be updated to the effective date of the Merger and may change from the amounts shown herein; however the Company and Savannah Foods do not expect such changes to be material. The unaudited pro forma combined condensed financial statements are intended for informational purposes and are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Merger been in effect as of the date or for the periods presented. The Unaudited Pro Forma Combined Condensed Statements of Earnings do not reflect any benefits from cost savings or revenue enhancements that are anticipated to result from the integration of operations of the Company and Savannah Foods. Such cost savings and revenue enhancements are discussed in Note 8 to the Unaudited Pro Forma Combined Condensed Statements of Earnings.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                       FOR THE YEAR ENDED MARCH 31, 1997

                                                   HISTORICAL
                                           --------------------------
                                            IMPERIAL       SAVANNAH        PRO FORMA          PRO FORMA
                                             HOLLY          FOODS         ADJUSTMENTS         COMBINED
                                           ----------    ------------    -------------      -------------
                                           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net sales................................    $752,595      $1,170,729       $     --          $ 1,923,324
Cost of sales............................     651,677       1,031,475           (944)(1)        1,682,208
Selling, general and administrative......      57,722          56,255             --              113,977
Depreciation & amortization..............      14,773          25,771          9,328 (2)           47,156
                                                                              (2,716)(3)
Impairment of long-lived assets..........          --          10,280             --               10,280
Cost of workforce reduction..............          --             723             --                  723
                                             --------      ----------       --------          -----------
          Operating income...............      28,423          46,225         (5,668)              68,980
Interest expense.........................      12,430           9,572         34,914 (5)           56,916
Other (income) expense...................      (1,695)            285             --               (1,410)
                                             --------      ----------       --------          -----------
Income before income taxes...............      17,688          36,368        (40,582)              13,474
Income tax provision.....................       6,170          12,948        (11,684)(6)            7,434
                                             --------      ----------       --------          -----------
Income before extraordinary item.........    $ 11,518      $   23,420       $(28,898)         $     6,040
                                             ========      ==========       ========          ===========

Average shares outstanding...............                                                      12,576,489
Shares sold to H. Kempner Trust..........                                                         377,358 (7)
Shares issued in Merger..................                                                      12,029,962 (7)
                                                                                              -----------
Pro forma average shares outstanding.....                                                      24,983,809
                                                                                              ===========
Pro forma earnings per share.............                                                     $      0.24
                                                                                              ===========

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997

                                                    HISTORICAL
                                            --------------------------
                                             IMPERIAL       SAVANNAH        PRO FORMA           PRO FORMA
                                               HOLLY          FOODS        ADJUSTMENTS           COMBINED
                                            -----------    -----------    --------------      --------------
                                             (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net sales.................................     $406,682       $612,229              --           $ 1,018,911
Cost of sales.............................      348,869        531,899            (308)(1)           880,460
Selling, general and administrative.......       30,668         30,711              --                61,379
Depreciation & amortization...............        6,786         11,329           4,664(2)             22,883
                                                                                   104(3)
Merger related costs......................           --         13,394         (13,394)(4)                --
                                               --------       --------        --------           -----------
          Operating income................       20,359         24,896           8,934                54,189
Interest expense..........................        5,301          2,968          17,797(5)             26,066
Other (income) expense....................         (735)          (294)             --                (1,029)
                                               --------       --------        --------           -----------
Income before income taxes................       15,793         22,222          (8,863)               29,152
Income tax provision......................        5,842          8,118          (1,618)(6)            12,342
                                               --------       --------        --------           -----------
Income before extraordinary item..........     $  9,951       $ 14,104        $ (7,245)          $    16,810
                                               ========       ========        ========           ===========

Average shares outstanding................                                                        14,247,193
Shares sold to H. Kempner Trust...........                                                           377,358(7)
Shares issued in Merger...................                                                        12,029,962(7)
                                                                                                 -----------
Pro forma average shares outstanding......                                                        26,654,513
                                                                                                 ===========
Pro forma earnings per share..............                                                       $      0.63
                                                                                                 ===========

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996

                                                    HISTORICAL
                                            --------------------------
                                             IMPERIAL       SAVANNAH        PRO FORMA           PRO FORMA
                                               HOLLY          FOODS        ADJUSTMENTS           COMBINED
                                            -----------    -----------    --------------      --------------
                                             (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net sales.................................     $393,955       $591,119        $     --           $   985,074
Cost of sales.............................      341,157        525,872            (636)(1)           866,393
Selling, general and administrative.......       29,057         27,116              --                56,173
Depreciation & amortization...............        7,293         13,665           4,664(2)             24,618
                                                                                (1,004)(3)
Cost of workforce reduction...............           --            723              --                   723
Impairment of long-lived assets...........           --         10,280              --                10,280
                                               --------       --------        --------           -----------
          Operating income................       16,448         13,463          (3,024)               26,887
Interest expense..........................        6,337          5,690          17,300(5)             29,327
Other (income) expense....................       (1,046)           400              --                  (646)
                                               --------       --------        --------           -----------
Income before income taxes................       11,157          7,373         (20,324)               (1,794)
Income tax provision......................        4,080          1,930          (5,854)(6)               156
                                               --------       --------        --------           -----------
Income before extraordinary item..........     $  7,077       $  5,443        $(14,470)          $    (1,950)
                                               ========       ========        ========           ===========

Average shares outstanding................                                                        11,009,476
Shares sold to H. Kempner Trust...........                                                           377,358(7)
Shares issued in Merger...................                                                        12,029,962(7)
                                                                                                 -----------
Pro forma average shares outstanding......                                                        23,416,796
                                                                                                 ===========
Pro forma earnings per share..............                                                             (0.08)
                                                                                                 ===========

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS FOR THE YEAR ENDED MARCH 31, 1997 AND THE SIX MONTHS ENDED SEPTEMBER 30, 1997
                                    AND 1996

(1) Represents the adjustment of pension and other employee benefit costs due to elimination of the amortization of deferred gains and losses on a purchase accounting basis.

(2) Represents the amortization of goodwill and brand related intangibles over 40 years and debt issuance costs related to the Debt Financing over the terms of the respective loans.

(3) Represents the adjustment in depreciation due to the step-up of Savannah Foods' property, plant and equipment to fair value. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of eight to 37 years for real property improvements and five to ten years for machinery and equipment.

(4) Represents elimination of the charge for costs related to the Merger recognized in the Savannah Foods historical financial results.

(5) Represents additional interest under the Debt Financing. The weighted average interest rate on the Debt Financing is assumed to be 8.53%, 8.58% and 8.51% for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996, respectively. A 0.125% increase or decrease in the assumed weighted average interest rate would change pro forma interest expense for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996 by $650,000, $329,000 and $321,000, respectively.

(6) Represents the tax effect of the adjustments above, excluding amortization of goodwill and brand related intangibles, based on the statutory rate in effect for the periods shown.

(7) Represents the additional shares issued in the Merger and the H. Kempner Trust Financing, assuming the closing price (as defined in the Merger Agreement) of Imperial Common Stock is $13.25. If the closing price were assumed to be $17.25, the number of additional shares issued in the Merger and the H. Kempner Trust Financing would be 9,585,234, and pro forma earnings per share would be $0.27, $0.71 and $(0.09) for the year ended March 31, 1997 and the six months ended September 30, 1997 and 1996, respectively.

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

(8) The Unaudited Pro Forma Combined Condensed Statements of Earnings do not give any effect to the costs savings and revenue enhancements which the Company expects will result from integrating the operations of the companies after the Merger. Management expects to begin to realize such cost savings and revenue enhancements in the fiscal year ending September 30, 1998. The full annual impact of such cost savings and revenue enhancements is expected to be achieved in the fiscal year ending September 30, 1999, and is preliminarily estimated to include the following (in millions of dollars):

Reduction of administrative costs resulting from elimination of duplicate functions....................................  $13.5
Reduction of freight and distribution costs resulting from
  more efficient sourcing of customer orders................    7.0
Reductions in costs resulting from refocused selling,
  marketing and promotion expense...........................    7.5
Reduction of costs resulting from optimizing the operating
  schedules of the combined production facilities...........    5.0
Reduction of costs of procuring operating and packaging
  supplies of the combined production facilities............    7.0
                                                              -----
          Total.............................................  $40.0
                                                              =====

    Additionally, the Company believes, based upon preliminary analysis, that there are potential opportunities to achieve improved operating results by expanding the distribution of high value added products to each companies respective markets, to expand sugar beet acreage supplying Savannah Foods' sugar beet processing plants and to achieve reductions in working capital by negotiating new arrangements with suppliers.

                UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 SEPTEMBER 30, 1997

                                                 HISTORICAL
                                            ---------------------
                                            IMPERIAL    SAVANNAH      PRO FORMA         PRO FORMA
                                             HOLLY        FOODS      ADJUSTMENTS         COMBINED
                                            --------    ---------    ------------       ----------
                                                        (IN THOUSANDS OF DOLLARS)
Cash......................................  $  9,354     $ 14,677      $      --        $   24,031
Marketable securities.....................    55,883           --             --            55,883
Accounts receivable.......................    62,158       68,635             --           130,793
Inventories...............................   127,375       90,908          9,949(1)        228,232
Manufacturing costs prior to production...    22,357           --         16,747(2)         39,104
Prepaid expenses..........................     5,448        6,175             --            11,623
                                            --------     --------      ---------        ----------
          Total current assets............   282,575      180,395         26,696           489,666
Notes receivable & other investments......    13,250           --             --            13,250
Property, plant & equipment -- net........   154,309      179,993         73,000(3)        407,302
Intangible assets.........................        --           --        302,954(4)        302,954
Investment in Savannah Foods..............     3,123           --         (3,123)(11)           --
Other assets..............................     4,642       38,683         (3,636)(5)        39,689
                                            --------     --------      ---------        ----------
          Total Assets....................  $457,899     $399,071      $ 395,891        $1,252,861
                                            ========     ========      =========        ==========
Accounts payable..........................  $ 53,923     $ 55,756      $      --        $  109,679
Short-term borrowings.....................    43,091           --        (43,091)(7)            --
Current maturities of long-term debt......     1,173        7,824          5,600            14,597
Other current liabilities.................    54,525       23,644             --            78,169
                                            --------     --------      ---------        ----------
          Total current liabilities.......   152,712       87,224        (37,491)          202,445
Long-term debt............................    81,304       26,100        432,669(7)        540,073
Deferred taxes and other credits..........    30,924       69,058         33,086(6)        154,773
                                                                          21,705(8)
Common stock..............................    83,707       17,365        164,397(9)        271,485
                                                                          23,381(10)
                                                                         (17,365)(11)
Additional paid in capital................        --       43,639        (43,639)(11)           --
Retained earnings.........................    90,870      221,949       (221,949)(11)       89,084
                                                                          (1,786)(7)
Treasury stock............................        --      (15,849)        15,849(11)            --
Benefit Trust.............................        --      (46,875)        46,875(11)       (23,381)
                                                                         (23,381)(10)
Other equity..............................    18,382       (3,540)         3,540(11)        18,382
                                            --------     --------      ---------        ----------
          Total equity....................   192,959      216,689        (54,078)          355,570
                                            --------     --------      ---------        ----------
          Total...........................  $457,899     $399,071      $ 395,891        $1,252,861
                                            ========     ========      =========        ==========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997

 (1) Represents the adjustment of Savannah Foods' finished goods inventories to net realizable value, less an allowance for a normal profit margin, and of raw material inventories to replacement cost.

 (2) Represents an adjustment to conform Savannah Foods' accounting policy for certain manufacturing costs incurred between processing periods which are necessary to prepare the factory for the next processing campaign, to that of the Company's.

 (3) Represents the adjustment to fair value of Savannah Foods' property, plant and equipment as follows (in thousands):

Land...............................................  $10,000
Real property improvements.........................   39,000
Machinery and equipment............................   24,000
                                                     -------
          Total....................................  $73,000
                                                     =======

 (4) Represents intangible assets including an estimate of the excess purchase price over the book value of Savannah Foods' net assets acquired ("goodwill"), brand related intangibles and debt acquisition cost.

 (5) Represents the adjustment of other assets to fair value.

 (6) Represents the adjustment to fair value of pension and other employee benefit plan liabilities.

 (7) Represents the adjustment to reflect the borrowings under the Debt Financing to finance the cash consideration paid in the Tender Offer and the Merger, to purchase the Senior Notes in the Debt Tender Offer and to pay related fees and expenses.

 (8) Represents the net deferred tax effect of various adjustments to the Combined Condensed Balance Sheet.

 (9) Represents the issuance of Imperial Common Stock to Savannah Foods stockholders in the Merger, and sale of Imperial Common Stock in the H. Kempner Trust Financing, the proceeds of which were used to reduce the borrowing requirements.

(10) Represents the effect of transactions with a Savannah Foods' benefit trust as a result of the Tender Offer, the Merger and the use of the related cash received by the trust to repay the benefit trust's note to Savannah Foods and purchase additional shares of Imperial Common Stock.

(11) Represents the elimination of Savannah Foods' historical equity and Imperial Holly's costs of the acquisition capitalized at September 30, 1997.